Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

BRAG HOUSE HOLDINGS, INC.

HOUSE OF DOGE INC.

Convertible Promissory Note

Original Principal Amount: Up to $11,000,000

Issuance Date: December 4, 2025

Number: TBH-1

FOR VALUE RECEIVED, BRAG HOUSE HOLDINGS, INC., a corporation organized under the laws of the State of Delaware (“Pubco”), and HOUSE OF DOGE INC., a corporation organized under the laws of the State of Texas (“HOD”; and Pubco and HOD, collectively and individually herein referred to as the “Company”), hereby jointly and severally promise to pay to the order of [●]., or its registered assigns (the “Holder”), the amount set out above as the Original Principal Amount (or such amount as advanced or as reduced pursuant to the terms hereof pursuant to repayment, redemption, otherwise, the “Principal”), and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (as defined below) from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon the Maturity Date (as defined below) or acceleration, redemption or otherwise (in each case in accordance with the terms hereof). Certain capitalized terms used herein are defined in Section (11). The Issuance Date is the date of the first issuance of this Convertible Promissory Note (as amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, this “Note”) regardless of the number of transfers and regardless of the number of instruments, which may be issued to evidence such Note. References throughout this Note to obligations of the “Company” shall refer to and be deemed to include the joint and several obligations of Pubco and HOD hereunder. The Company and the Holder are referred to herein at times, collectively, as the “Parties,” and each, a “Party.”

This Note is being issued in connection with the Common Stock Purchase Agreement, dated December 4, 2025 (as may be amended, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “CEF”), by and among Pubco, HOD and [●]., as the “Investor” thereunder. Terms used but not defined herein shall have the meaning given them in the CEF.

(1) GENERAL TERMS

(a) Advances. The Holder agrees to make each of the following advances (each an “Advance” and, collectively, the “Advances”), subject to the final sentence of this Section (1)(a) set forth below:

(i) on the Issuance Date, subject to the satisfaction of the terms and conditions in this Note, including Section (6)(c) hereof, the Holder shall advance to the Company the Principal amount of $3,850,000, for a purchase price equal to $3,465,000; and

(ii) upon the satisfaction of each of the terms and conditions set forth in this Note, including those identified below, the Holder shall advance to the Company an additional principal amount of $7,150,000, for a purchase price equal to $6,435,000:

(1) the effectiveness of the Registration Statement (as defined in the CEF),

(2) Pubco shall have obtained the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares in excess of the Exchange Cap,

(3) Pubco stockholder approval of the Business Combination (in accordance with the terms of the BCA as in effect on the Issuance Date),

(4) the Business Combination shall occur prior to or substantially concurrently with the proposed second Advance to be made under this Section (1)(a)(ii),

(5) no Event of Default shall have occurred and be continuing or could result in connection with such Advance,

(6) the conditions set forth in Section (6)(c) shall have been satisfied and remain satisfied at the time of funding the additional Advance,

(7) each director identified in the disclosure schedules to the Form S-4 Registration Statement has submitted information reasonably requested by the Holder to permit the Holder to conduct customary due diligence screening on each such director, the results of which shall be satisfactory to the Holder, and

(8) the Holder shall have received from the Company and its Subsidiaries agreements, documents and instruments reasonably requested by the Holder or its counsel to create, assume, or to assure continued first priority security interest and Lien on the Collateral, which agreements, documents and instruments shall include an reaffirmation by HOD following the Business Combination of its obligations under this Note, any Other Note and the other Transaction Documents to which it is a party and opinions of counsel to the Company and its Subsidiaries.

For each Advance made under Section (1)(a) above, Pubco and HOD each hereby acknowledges and agrees that each Advance made hereunder will be allocated between Pubco and HOD as determined by Pubco and HOD. Upon each funding of an Advance hereunder and without limiting the foregoing, Pubco hereby directs the Holder to fund its share of each Advance to HOD concurrently with the funding of HOD’s share of such Advance.

(b) Other Transaction Documents.

(i) Subsidiary Guaranty. On the date hereof, each Subsidiary shall enter into the Global Guaranty Agreement in the form of Exhibit A hereto (as amended, restated, supplemented, or otherwise modified from time to time, the “Guaranty Agreement”).

(ii) Pledge Agreement. On the date hereof, Pubco and Dogecoin shall enter into the Pledge Agreement in the form of Exhibit B hereto (as amended, restated, supplemented, or otherwise modified from time to time, the “Pledge Agreement”).

(iii) Subordination and Intercreditor Agreement. On the date hereof, Pubco and HOD shall enter into the Subordination and Intercreditor Agreement in the form of Exhibit C hereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Subordination Agreement”), and the Subsidiaries of Pubco and HOD, including Dogecoin shall acknowledge such Subordination Agreement as therein provided.

(c) Warrant. In further consideration of the Holder entering into the CEF and making the initial advance under this Note, on the date hereof, Pubco shall issue to the Holder a warrant, in the form attached as Exhibit D hereto (as amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Warrant”).

(d) Maturity Date. On the Maturity Date, the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest, the Premium (if any) and any other amounts outstanding pursuant to the terms of this Note. The “Maturity Date” shall be the earlier of (i) August 31, 2026, provided that if a BCA Delay (as defined below) occurs, then October 30, 2026 or (ii) April 1, 2026, if the Business Combination Event (as defined in Section (1)(f) below) has not occurred on prior to 11:59 p.m. (Eastern Time) on March 31, 2026, as determined by the Holder in its reasonable business discretion, in either such case, as may be extended at the sole option of the Holder in writing.

(e) Interest Rate and Payment of Interest. Interest shall accrue on the outstanding Principal balance hereof at an annual rate equal to 0% (“Interest Rate”), which Interest Rate shall increase to an annual rate of 15% upon the occurrence of an Event of Default (for so long as such event continues). Interest shall be calculated based on a 365-day year and the actual number of days elapsed, to the extent permitted by applicable law.

(f) Monthly Payments. The Company shall make monthly cash amortization payments on the first day of each Calendar Month (each such date, an “Amortization Payment Date”), commencing on February 1, 2026, as provided in this paragraph (f), until all Obligations under this Note have been paid in full in cash.

(i) On each Amortization Payment Date, the Company shall pay to the Holder in cash an amount equal to the Base Amortization Payment Amount (as defined below). If, however, as of 12:00 am (Eastern Time), February 1, 2026 the Business Combination Event has not occurred (as determined by the Holder in its reasonable business judgment), then for the cash amortization payment to be made on February 1, 2026, the Company shall pay to the Holder in cash an amount equal to the Adjusted Amortization Payment Amount. If, however, for the monthly cash amortization payment due on March 1, 2026, if the Business Combination Event Date has not occurred prior to 11:59 pm (Eastern Time) on February 28, 2026 (as determined by the Holder in its reasonable business judgment) and if the Company has paid the Premium to the Holder referred to in Section (1)(g) below on or prior to the date such payment is due, then the Company shall have not have an obligation to make any cash amortization payment on March 1, 2026.

(ii)   As used herein, the following terms have the following meanings:

“Adjusted Amortization Payment Amount” means, as of any date of determination, an amount equal to (x) 50% of the Principal Amount as of such date, plus (y) all accrued and unpaid interest hereunder as of such date.

“Base Amortization Payment Amount” means, as of the date of determination, an amount equal to (x) the Principal Amount as of such date, plus (y) all accrued and unpaid interest hereunder as of such date.

“Business Combination Event” means the Business Combination shall have occurred in accordance with the terms of the BCA and shall be effective.

“Business Combination Event Date” means the date on which the Business Combination Event occurs.

“Principal Amount” means, as of the date of determination, (i) the principal amount in the amount equal to the greater of (i) $1,375,000 or (ii) fifty percent (50%) of the proceeds to the Company from the sale of Shares (as defined in the CEF) for the immediately preceding thirty (30) days.

(g) Premium. If a BCA Delay occurs, then on the first Business Day after the day the BCA Delay occurs, the Company shall pay the Holder in cash an amount equal to five percent (5.0%) of the then outstanding Principal amount of the Note, without demand. The amount to be paid under this Section (1)(g) is herein referred to as the “Premium”. The Company agrees that the Premium is due and payable as herein provided and non-refundable under any circumstances. The Company acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Holder by reason of any BCA Delay and acknowledges that the Premium is not a penalty.

(h) Optional Redemption. The Company at its option shall have the right, but not the obligation, to redeem (“Optional Redemption”) early a portion or all amounts outstanding under this Note as described in this Section; provided, that the Company provides the Holder with ten (10) Trading Days’ prior written notice (each, a “Redemption Notice”) of its desire to exercise an Optional Redemption, which Redemption Notice shall be delivered to the Holder after the close of regular trading hours on a Trading Day. Each Redemption Notice shall be irrevocable and shall specify the outstanding balance of the Note to be redeemed and the Redemption Amount. The “Redemption Amount” shall be an amount equal to (a) the outstanding Principal balance being redeemed by the Company plus (b) all accrued and unpaid interest hereunder as of the date of such redemption.

(i) Payment Dates. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(j) No Voluntary Prepayments. Other than as specifically set forth in this Note, the Company shall not have the ability to make any early repayments without the consent of or at the request of the Holder.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) shall have occurred:

(i) The Company’s failure to pay to the Holder any amount of Principal, Interest, Premium or other amounts when and as due under this Note or any other Transaction Document within five (5) Trading Days after such payment is due;

(ii) (A) The Company or any Subsidiary of the Company shall commence, or there shall be commenced against the Company or any Subsidiary of the Company any proceeding under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any Subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect relating to the Company or any Subsidiary of the Company, in any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty one (61) days; (B) the Company or any Subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; (C) the Company or any Subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or all or substantially all of its property which continues undischarged or unstayed for a period of sixty one (61) days; (D) the Company or any Subsidiary of the Company makes a general assignment of all or substantially all of its assets for the benefit of creditors; (E) the Company or any Subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (F) the Company or any Subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; (G) the Company or any Subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or (H) any corporate or other action is taken by the Company or any Subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii) The Company or any Subsidiary of the Company shall default, in any of its obligations under any note, debenture, mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary of the Company in an amount exceeding $500,000, whether such indebtedness now exists or shall hereafter be created, and such default is not cured within the time prescribed by the documents governing such indebtedness or if no time is prescribed, within ten (10) Trading Days, and as a result, such indebtedness becomes or is declared due and payable;

(iv) A final judgment or judgments for the payment of money in excess of $500,000 in the aggregate are rendered against the Company and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(v) The Common Shares shall cease to be quoted or listed for trading, as applicable, on any Principal Market for a period of ten (10) consecutive Trading Days;

(vi) The Company or any Subsidiary of the Company shall be a party to any Change of Control Transaction unless in connection with such Change of Control Transaction this Note is retired;

(vii) The Company’s failure to deliver the required number of Common Shares to the Holder within two (2) Trading Days after the applicable Share Delivery Date:

(viii) The Company shall fail for any reason to deliver the payment in cash pursuant to a Buy-In (as defined in Annex A hereof or the Warrant, as applicable) within five (5) Business Days after such payment is due;

(ix) Pubco’s failure to timely file with the Commission any Periodic Report on or before the due date of such filing as established by the Commission, it being understood, for the avoidance of doubt, that due date includes any permitted filing deadline extension under Rule 12b-25 under the Exchange Act;

(x) An Event (as defined in the Registration Rights Agreement) shall occur and be continuing under the Registration Rights Agreement;

(xi) Any representation or warranty made or deemed to be made by or on behalf of the Company or any Subsidiary of the Company in or in connection with any Transaction Document, or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect (or, in the case of any such representation or warranty already qualified by materiality, such representation or warranty shall prove to have been incorrect) when made or deemed made;

(xii) The Company uses the proceeds of the issuance of this Note, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulations T, U and X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof), or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose;

(xiii) (A ) Any “Event of Default” (howsoever defined under any Other Note, any Security Document, the Guaranty Agreement or in any other Transaction Document other than this Note) occurs with respect to any Other Note, any Security Document, the Guaranty Agreement or any other Transaction Document (it being acknowledged and agreed that the failure to deliver any certificated securities, together with undated transfer powers, or enter into any securities account control agreement as and when set forth in the Pledge Agreement, shall be an “Event of Default” under this sub-clause (xiii); or (B) any breach, default, or event of default (howsoever defined under the Subordination Agreement) occurs under the Subordination Agreement;

(xiv) Other than in respect of any Transaction Document held by the Holder in the Company and its Subsidiaries, (A) any breach of any material term of any other debenture, note, or instrument held by the Holder in the Company or its Subsidiaries; or (B) any breach, default, event of default (howsoever defined) under any agreement between or among the Company or its Subsidiaries, on the one hand, and the Holder, on the other hand shall occur;

(xv) Failure by the Company or any of its Subsidiaries to comply with or to perform any covenant set forth in (A) Section (6)(a) of this Note or any Other Note, (B) Article III or Article V of the Pledge Agreement or Sections 4.03, 4.04 or 4.05 of the Pledge Agreement;

(xvi) (A) Any provision of any Security Document or the Guaranty Agreement shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, any Guarantor or any Grantor, or the validity or enforceability thereof shall be contested by any party thereto or any other Person; or (B) a proceeding shall be commenced by the Company, any Guarantor, any Grantor or any of their respective Subsidiaries, or any Governmental Entity having jurisdiction over any of them or any other Person that seeks to establish the invalidity or unenforceability of any provision of any Security Document or the Guaranty Agreement at any time for any reason; or (C) the Company, any Guarantor, any Grantor or any of their respective Subsidiaries shall deny in writing that it has any liability or obligation purported to be created under any Security Document or the Guaranty Agreement;

(xvii) At any time, (A) any Security Document shall for any reason fail or cease to create a valid and perfected and first priority Lien in favor of the Holder in the Collateral set forth therein; or (B) the Holder shall cease to have a valid, perfected, first priority Lien over any portion of the Collateral; or (C) the Holder shall fail or cease to have rights to readily enforce any remedial rights under any Security Document for any reason; unless, in each of sub-clauses (A), (B) or (C) herein, such invalidity or lack of perfection is a direct result of any action or inaction on the part of the Holder;

(xviii) Any material damage to, or loss, theft or destruction of any portion of any Collateral, whether or not insured (it being acknowledged and agreed that the de-listing of the Common Shares or any inability of the Holder, as Secured Party under the Pledge Agreement, to exercise any rights under the CleanCore Warrant (as defined in the Pledge Agreement) as provided in the Pledge Agreement shall be an Event of Default hereunder);

(xix) (A) The Subordination Agreement ceases to be in full force and effect (other than because all other Indebtedness subject thereto is no longer outstanding); or (B) the Senior Creditor (as defined therein) ceases to have the rights set forth in the Subordination Agreement for any reason whatsoever;

(xx) The Company, any Guarantor or any Subsidiary makes any payment on account of any Indebtedness that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

(xxi) Except as may be otherwise covered by the abovementioned paragraphs of this Section (2), (A) the Company, any Guarantor, any Grantor or any of their respective Subsidiaries shall fail to observe or perform any material covenant, agreement or warranty contained in, or otherwise commit any material breach or default of any provision of this Note or any other Transaction Document, which is not cured or remedied within the time prescribed or if no time is prescribed within ten (10) Business Days; or (B) any material provision of any Transaction Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder, ceases to be in full force and effect; or (C) the Company, any of its Subsidiaries or any other Person contests in writing the validity or enforceability of any provision of any Transaction Document; or (D) the Company or any of its Subsidiaries denies in writing that it has any further liability or obligation under any Transaction Document, or purports in writing to revoke, terminate (other than in accordance with the relevant termination provisions) or rescind any Transaction Document.

(b) During the time that any portion of this Note is outstanding, if any Event of Default has occurred (other than an event with respect to the Company or any Subsidiary of the Company described in Section (2)(a)(ii)), the full unpaid Principal amount of this Note, together with all interest and other amounts owing in respect of this Note to the date of acceleration, shall become, at the Holder’s election given by notice pursuant to Section (5), immediately due and payable in cash; provided that, in the case of any event with respect to the Company or any of its Subsidiaries described in Section (2)(a)(ii), the full unpaid Principal amount of this Note, together with all accrued and unpaid interest and other amounts owing in respect of this Note to the date of acceleration, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company. The Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder in writing at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

(c) If any Event of Default shall have occurred and be continuing, the Holder may exercise, without any other notice to or demand upon the Company or any of its Subsidiaries, all rights and remedies provided in this Note and under applicable law, in addition to the other rights and remedies provided to the Holder or the Secured Party under any Security Document or in any other Transaction Document or otherwise available to it. In addition to the foregoing, and without any obligation to exercise any rights or remedies in any particular order or concurrently, the exercise of which shall be at the sole discretion of the Holder and the Secured Party, the Holder shall have the option to, and no obligation to, convert on one or more occasions all or part of the then outstanding balance under this Note by delivering to the Company one or more Conversion Notices (as defined in Annex A hereto) as set forth on Annex A hereto. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or in any other Transaction Document.

(d) Other Provisions.

(i) All calculations under this Section (3) shall be rounded to the nearest $0.0001 or whole share.

(ii) So long as this Note or any Other Notes remain outstanding, the Company shall have reserved from its duly authorized share capital, and shall have instructed the Transfer Agent to irrevocably reserve, the maximum number of Common Shares issuable upon (x) conversion of this Note and the Other Notes (assuming for purposes hereof that any such conversion shall not take into account any limitations on the conversion of the Note or Other Notes set forth herein or therein) and (y) the exercise of the Warrants (the “Required Reserve Amount”), provided that at no time shall the number of Common Shares reserved pursuant to this Section (2)(d)(ii) be reduced other than pursuant to the exercise of the Warrants in accordance with their terms, and/or cancellation, or reverse stock split. If at any time while this Note or any Other Notes remain outstanding, the Company does not have a sufficient number of authorized and unreserved Common Shares to satisfy the obligation to reserve for the issuance the Required Reserve Amount, the Company will promptly take all corporate action necessary to propose to a meeting of its shareholders an increase of its authorized share capital necessary to meet the Company’s obligations pursuant to this Note, and cause its board of directors to recommend to the shareholders that they approve such proposal. If at any time the number of Common Shares that remain available for issuance under the Exchange Cap is less than 100% of the maximum number of shares issuable (x) upon conversion of all the Notes and Other Notes then outstanding (assuming for purposes hereof that (i) the Notes are convertible at the Conversion Price then in effect, and (ii) any such conversion shall not take into account any limitations on the conversion of the Note) and (y) upon exercise of the Warrants outstanding, the Company will use commercially reasonable efforts to promptly call and hold a shareholder meeting for the purpose of seeking the approval of its shareholders as required by the applicable rules of the Principal Market, for issuances of shares in excess of the Exchange Cap. The Company covenants that, upon issuance in accordance with conversion of this Note in accordance with its terms, the Common Shares, when issued, will be validly issued, fully paid and nonassessable.

(iii) Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section (2) herein for the Company’s failure to deliver certificates representing Common Shares upon conversion of the Notes or exercise of the Warrants within the period specified therein and such Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief, in each case without the need to post a bond or provide other security. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iv) The Company is obligated to cause its legal counsel to deliver legal opinions to the Company’s transfer agent in connection with any legend removal upon the expiration of any holding period or other requirement for which the Underlying Shares or Warrant Shares may bear legends restricting the transfer thereof. To the extent that a legal opinion is not provided (either timely or at all), then, in addition to being an Event of Default hereunder, the Company agrees to reimburse the Holder for all reasonable costs incurred by the Holder in connection with any legal opinions paid for by the Holder in connection with the sale or transfer of the Underlying Shares or Warrant Shares. The Holder shall notify the Company of any such costs and expenses it incurs that are referred to in this section from time to time and all amounts owed hereunder shall be paid by the Company with reasonable promptness.

(3) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section (3)(d)), registered in the name of the registered transferee or assignee, representing the outstanding Principal being transferred by the Holder (along with any accrued and unpaid interest thereof) and, if less than the entire outstanding Principal is being transferred, a new Note (in accordance with Section (3)(d)) to the Holder representing the outstanding Principal not being transferred.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and substance and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section (3)(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section (3)(d)) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms hereof, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section (3)(a) or Section (3)(c), the Principal designated by the Holder which, when added to the Principal represented by the other new Note(s) issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of such new Note), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued and unpaid Interest from the Issuance Date.

(4) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing by letter or electronic mail (“e-mail”) and will be deemed to have been delivered (i) upon receipt, when delivered personally, (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, as applicable or (iii) receipt, when sent by e-mail, and, in each case of the foregoing clauses (i), (ii) and (iii), properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company (Pubco), to:	Brag House Holdings, Inc. 45 Park Street Montclair, NJ 07042 Attention: Lavell Juan Malloy, II, CEO Email: lavell@thebraghouse.com

If to the Company (HOD), to:	House of Doge Inc. 2045 NW 1st Ave Miami, Florida, 33127 Attn: Marco Margiotta, CEO and Charles Park, CFO Email: marco@houseofdoge.com and charles@houseofdoge.com

With copies (which shall not constitute notice or delivery of process to):	House of Doge Inc. 2045 NW 1st Ave Miami, Florida, 33127 Attn: Chief Legal Officer Email: legal@houseofdoge.com

If to the Holder:	[●]

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party in accordance with this Section at least three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) electronically generated by the sender’s email service provider containing the time, date, recipient email address or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt from a nationally recognized overnight delivery service or receipt by e-mail in accordance with clause (i), (ii) or (iii) above, respectively.

(5) OBLIGATIONS ABSOLUTE. Except as expressly provided herein, no provision of this Note shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the Principal of, and interest and other charges (if any) on, this Note at the time, place, and rate, and in the currency, herein prescribed. This Note is a direct obligation of the Company.

(6) COVENANTS; CONDITIONS TO EFFECTIVENESS OF THIS NOTE.

(a) Covenants.

(i) The Company shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than Permitted Indebtedness.

(ii) The Company shall not, and shall not permit any of its Subsidiaries to, create or permit to exist any Liens on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired) except Permitted Liens.

(iii) The Company shall not, and shall not permit any of its Subsidiaries to, (A) amend, amended and restate, replace, supplement, or otherwise modified any term, condition or provision of the Subordinated Note or any Subordinated Note Document or (B) to assign or otherwise transfer any of its rights or obligations thereunder, in either such case of sub-clauses (iii)(A) or (iii)(B), without the prior written consent of the Holder.

(iv) In the event the Company or any of its Subsidiaries receives any Distribution (as defined in the Subordination Agreement) from any Shared Collateral (as defined in the Subordination Agreement), such Distribution shall not be commingled with any of the assets of the Company or such Subsidiary, shall be held in trust by the Company or such Subsidiary for the benefit of Holder and shall be promptly paid over to Holder for application to the payment of the Obligations then remaining unpaid, all as determined by the Holder in its sole discretion.

(v) As long as this Note is outstanding, the Company shall not and shall cause each of its Subsidiaries not to, without the written consent of the Holder, (A) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Holder; (B) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Shares or other equity securities; (C) enter into any agreement with respect to any of the foregoing, (D) enter into any agreement, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability of the Company to perform its obligations under the this Note, including, without limitation, the obligation of the Company to make cash payments hereunder, or (E) the Company shall not, and shall cause each of its Subsidiaries not to, pay any brokerage or finder’s fees or commissions that are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents, except following the Commencement Date the Company may pay those brokerage or finder’s fees payable to the extent disclosed to the Holder under Section 5.15 of the CEF on or prior to the Issuance Date.

(vi) The Company shall not enter into any Variable Rate Transaction (as defined in the CEF).

(vii) Concurrently with the Business Combination, the Company shall take such further actions, and execute and/or deliver to the Holder such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, and opinion letters, as the Holder may in its reasonable judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral and the rights and interests granted to the Holder under the Security Documents, and enable the Holder to exercise and enforce its rights, powers and remedies under the Security Documents with respect to the Collateral.

(viii) The Company shall take such actions identified in this Section (6)(a)(viii) by the dates set forth herein:

(1) On or before the date that is three (3) Business Days after the Issuance Date, deliver to Duane Morris LLP, counsel to the Holder, manually executed, wet ink signature pages to each of the following documents: Note, Warrant, Stock Transfer Powers and Warrant Powers.

(2) On or before the date that is 10 calendar days after the Issuance Date, deliver to the Holder evidence satisfactory to the Holder that Brag House Inc. is in good standing under the laws of the State of Delaware.

(b) Representations and Warranties.

(i) Pubco makes the representations and warranties set forth in Article 5 of the CEF herein as of the Issuance Date and as of each date on which an Advance is made hereunder.

(ii) HOD makes the representations and warranties set forth in Article 5A of the CEF herein as of the Issuance Date and as of each date on which an Advance is made hereunder.

(iii) Pubco and HOD, for itself and behalf of its respective Subsidiaries, makes the representations and warranties set forth in the Guaranty Agreement and each Security Document herein as of the Issuance Date and as of each date on which an Advance is made hereunder.

(c) Conditions to Effectiveness of this Note. This Note shall be effective upon the satisfaction of the following conditions:

(i) the Holder shall have received a duly executed signature page to this Note executed by an authorized officer of each Company.

(ii) the Holder shall have received duly executed copies of each of the following documents executed by an authorized offer of each Company or its Subsidiaries, as applicable: Perfection Certificate (Pubco), Perfection Certificate (Dogecoin), the Guaranty Agreement, the Pledge Agreement, each other Security Document, the Subordination Agreement, the Warrant and such other agreements as requested by the Holder, all in form and substance satisfactory to the Holder.

(iii) the Holder shall have received executed original stock certificates and the CleanCore Warrant (as defined in the Pledge Agreement) evidencing the Pledged Securities (as defined in the Pledge Agreement), together with undated stock or other applicable transfer powers, all in form and substance satisfactory to the Holder.

(iv) the Holder shall have received a customary officer’s certificate (or secretary’s certificate), certifying and attaching certified copies of its and each of its Subsidiaries’ charter, bylaws, operating agreement and shareholders’ agreement (or any similar organizational documents), as applicable, resolutions (as set forth in sub-clause (v) below) and incumbency, in form and substance reasonably satisfactory to the Holder.

(v) (A) the board of directors of each Company and its Subsidiaries party to any Transaction Document has approved the transactions contemplated by the Transaction Documents, (B) said approval has not been amended, rescinded or modified and remains in full force and effect as of the Issuance Date, and (C) a true, correct and complete copy of such approval duly adopted by the board of directors of each such Company shall have been provided to the Holder.

(vi) the Holder shall have received a certificate evidencing the incorporation and good standing of each Company as of a date within thirty (30) days of the Issuance Date.

(vii) the Holder shall have received (A) all customary UCC, tax, pending litigation, judgment, bankruptcy and other diligence searches (and the foreign equivalent thereof for any foreign Subsidiary), in each case, reasonably requested by the Holder and (B) payoff letters and UCC-3 Amendment (termination statements) requested by the Holder for debt or Liens not permitted pursuant to the terms of the Transaction Documents (if any).

(viii) the Holder shall have received a customary closing opinion of counsel to Pubco and its Subsidiaries and separately from counsel to HOD and its Subsidiaries, each in form and substance reasonably satisfactory to the Holder.

(ix) the representations and warranties of Pubco and HOD contained in this Note (A) that are not qualified by “materiality” shall be true and correct in all material respects as of the Issuance Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct in all material respects as of such other date and (B) that are qualified by “materiality” shall be true and correct as of the Issuance Date, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of such other date.

(x) no Event of Default (assuming the effectiveness of this Note, shall have occurred or could arise as a result of the effectiveness of this Note or the Advances to be made hereunder.

(xi) (A) the Holder shall have received an amendment to the Subordinated Note and Subordinated Pledge Agreement, each in form, scope and substance reasonably satisfactory to the Holder, and (B) an officer’s certificate, executed by a duly authorized officer, certifying and attaching true, correct and complete copies of the Subordinated Note, the Subordinated Guaranty Agreement, the Subordinated Pledge Agreement and each other Subordinated Note Document.

(xii) each Company and its Subsidiaries shall have delivered to the Holder such other customary documents, instruments or certificates relating to the transactions contemplated by the Transaction Documents as the Holder or its counsel may reasonably request.

(xiii) the Holder shall have received a closing compliance certificate executed by the chief executive officer of each Company certifying that such Company has complied with all of the conditions precedent to the Issuance Date set forth herein and which may be relied upon by the Holder as evidence of satisfaction of such conditions without any obligation to independently verify such satisfaction.

(7) CHOICE OF LAW; VENUE; WAIVER OF JURY TRIAL

(a) Governing Law. This Note and the rights and obligations of the Parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) The Company hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction sitting in New York County and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Southern District of New York

(ii) The Company agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Holder or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction selected by the Holder. The Company waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by the Company against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Company shall not file any counterclaim against the Holder in any suit, claim, action, litigation or proceeding brought by the Holder against the Company in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Holder brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Holder against the Company. The Company agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by the Company against the Holder in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, the Company irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Holder arising out of or based upon this Note or any matter relating to this Note, or any other Transaction Document, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Company and the Holder agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Company and the Holder irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by e-mail or the mailing of copies thereof by registered or certified mail postage prepaid, to it at the e-mail address or physical address, as applicable, provided for notices in this Note, such service to become effective thirty (30) days after the date of such e-mail or mailing, as applicable. The Company and the Holder each irrevocably waive any defense it may have on the grounds of insufficient or improper service with respect to service of process effected in accordance with this Section (7)(b)(iv).

(v) Nothing herein shall affect the right of the Holder to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against the Company or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) Waiver of Jury Trial. THE PARTIES MUTUALLY WAIVE ALL RIGHT TO TRIAL BY JURY OF ALL CLAIMS OF ANY KIND ARISING OUT OF OR BASED UPON THIS NOTE OR ANY MATTER RELATING TO THIS NOTE, OR ANY OTHER TRANSACTION DOCUMENT, OR ANY CONTEMPLATED TRANSACTION. THE PARTIES ACKNOWLEDGE THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THE PARTIES EACH MAKE THIS WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH COUNSEL OF THEIR RESPECTIVE CHOICE. THE PARTIES AGREE THAT ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

(8) Fees and Expenses. If the Company fails to strictly comply with the terms of this Note, then the Company shall reimburse the Holder promptly for all fees, costs and expenses, including, without limitation, attorneys’ fees and expenses incurred by the Holder in any action in connection with this Note, including, without limitation, those incurred: (i) during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Holder’s rights, remedies and obligations, (ii) collecting any sums which become due to the Holder, (iii) defending or prosecuting any proceeding or any counterclaim to any proceeding or appeal; or (iv) the protection, preservation or enforcement of any rights or remedies of the Holder.

(9) Waivers and Amendments. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. No provision of this Note may be waived or amended other than by a written agreement signed by the parties to this Note.

(10) Miscellaneous. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder shall violate applicable laws governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum permitted rate of interest. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the Principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such power as though no such law has been enacted.

(11) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

(a) “Advance” and “Advances” have the meaning set forth in Section (1)(a) hereof.

(b) “BCA” refers to the Business Combination Agreement (as in effect on the Issuance Date) as defined in the CEF.

(c) “BCA Delay” occurs if the Business Combination has not occurred or is not effective on or prior to 11:59 p.m. (Eastern Time) on February 13, 2026, as determined by the Holder in its reasonable business judgment.

(d) “Business Combination” has the meaning set forth in CEF as in effect on the Issuance Date.

(e) “Business Combination Event” has the meaning set forth in Section (1)(f) herein.

(f) “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions are authorized or required by law or other government action to close.

(g) “Buy-In” shall have the meaning (i) in connection with any conversion made in accordance with Annex A, as set forth in Annex A and (ii) in connection with the Warrant, as set forth in the Warrant.

(h) “Buy-In Price” shall have the meaning (i) in connection with any conversion made in accordance with Annex A, as set forth in Annex A and (ii) in connection with the Warrant, as set forth in the Warrant.

(i) “Calendar Month” means one of the twelve months of the year.

(j) “Change of Control Transaction” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Holder or any other current holder of convertible securities of the Company shall not constitute a Change of Control Transaction for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Company (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Company or any Subsidiary of the Company in one or a series of related transactions with or into another entity, or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control Transaction under this provision.

(k) “Collateral” means, collectively, (i) the “Pledged Collateral” as defined in the Pledge Agreement, (ii) the “Collateral” as defined in any other Security Document and (iii) any assets or property pledged or purported to be pledged pursuant to any document, agreement or instrument in connection with this Note or any other Transaction Document.

(l) “Commission” means the Securities and Exchange Commission.

(m) “Common Shares” means the shares of common stock, par value $0.0001, of Pubco and stock of any other class into which such shares may hereafter be changed or reclassified.

(n) “Conversion Price” has the meaning set forth on Annex A hereto.

(o) “Dogecoin” means Dogecoin Ventures, Inc., a Texas corporation.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Governmental Entity” shall have the meaning given in the CEF.

(r) “Grantor” refers to each Person identified in the Pledge Agreement or any other Security Document as a “Grantor” or “Pledgor” (or words of similar effect) thereunder.

(s) “Guarantor” refers to each Person identified in the Guaranty Agreement as a “Guarantor”.

(t) “Guaranty Agreement” shall have the meaning set forth in Section (1)(b)(i) hereof.

(u) “Indebtedness” of any Person means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the ordinary course of business consistent with past practice), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all contingent obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

(v) “Lien” shall mean any (i) mortgage, (ii) right of way, (iii) easement, (iv) encroachment, (v) restriction on use, (vi) servitude, (vii) pledge, (viii) lien, (ix) charge, (x) hypothecation, (xi) security interest, (xii) encumbrance, (xiii) adverse right, interest or claim, (xiv) community or other marital property interest, (xv) condition, (xvi) equitable interest, (xvii) encumbrance, (xviii) license, (xix) covenant, (xx) title defect, (xxi) option, (xxii) right of first refusal or offer or similar restriction, (xxiii) voting right, (xxiv) transfer restriction, or (xxv) receipt of income or exercise of any other attribute of ownership.

(w) “Obligations means, collectively, (a) all liabilities (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), agreements and other obligations owing to the Holder contained in the Transaction Documents, (b) all “Obligations” (as defined in the Guaranty Agreement), (c) all “Secured Obligations” (as defined in the Pledge Agreement), and (d) all other “Obligations” as defined in any Transaction Document.

(x) “Other Notes” means any other notes issued pursuant to the CEF and any other debentures, notes, or other instruments issued in exchange, replacement, or modification of the foregoing.

(y) “Periodic Reports” shall mean all of the Company’s reports required to be filed by the Company with the Commission under applicable laws and regulations (including, without limitation, Regulation S-K), including annual reports (on Form 10-K), quarterly reports (on Form 10-Q), and current reports (on Form 8-K), for so long as any amounts are outstanding under this Note or any Other Note; provided that all such Periodic Reports shall include, when filed, all information, financial statements, audit reports (when applicable) and other information required to be included in such Periodic Reports in compliance with all applicable laws and regulations.

(z) “Permitted Indebtedness” shall mean: (i) indebtedness in respect of this Note and any Other Note, (ii) indebtedness incurred under the Subordinated Note so long as such Subordinated Note and the holder thereof is subject to the terms of the Subordination Agreement, (iii) other subordinated indebtedness so long as (A) the repayment thereof has been subordinated to the payment of this Notes on terms and conditions acceptable to the Holder, including with regard to interest payments and repayment of principal, (B) the maturity date therefor or other required or permissible redemption or repayment shall not occur prior to or on the 91st day after the maturity date of this Note; and (C) such indebtedness is not secured by any assets of the Company or Dogecoin; and (iv) any indebtedness (other than the indebtedness set out in (i) – (iii) above) incurred after the date hereof and incurred with the prior written consent of the Holder.

(aa) “Permitted Liens” shall mean (i) Liens in favor of the Holder arising under the Security Documents, (ii) subordinated, junior Liens in favor of Pubco securing indebtedness evidenced by the Subordinated Note so long as such Liens are subject to the terms of the Subordination Agreement, and (iii) those Liens approved by the Holder in writing in its sole discretion over assets or property of the Company or Dogecoin so long as such Liens do not attach to any Collateral.

(bb) “Person” means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

(cc) “Pledge Agreement” shall have the meaning set forth in Section (1)(b)(ii) hereof.

(dd) “Principal Market” means any of The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, and any successor to any of the foregoing markets or exchanges.

(ee) “Registration Rights Agreement” means the registration rights agreement entered into between the Company and the Holder on the date hereof.

(ff) “Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement, covering among other things the resale of the Underlying Shares and naming the Holder as a “selling stockholder” thereunder.

(gg) “Secured Party” shall have the meaning set forth in the Pledge Agreement.

(hh) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ii) “Security Documents” means, individually and collectively, the Pledge Agreement, each other pledge or security agreement entered into in connection with the Notes or Other Notes or any other Transaction Document, and any other documents, agreements or instruments executed and/or delivered in connection with any of the foregoing.

(jj) “Share Delivery Date” shall have the meaning set forth in the Warrant.

(kk) “Subordinated Guaranty Agreement” that certain Guaranty, dated as of October 14, 2025 (as in effect on the Issuance Date or otherwise amended, restated, supplemented or modified with the prior written consent of the Holder), among the “Guarantors” identified therein, including Dogecoin, and Pubco.

(ll) “Subordinated Note” means that certain Secured Promissory Note, dated as of October 14, 2025 (as in effect on the Issuance Date (after giving effect to the Amendment to Secured Promissory Note dated as of the Issuance Date, or otherwise amended, restated, supplemented or modified with the prior written consent of the Holder), executed by HOD in favor of Pubco, in the original principal amount of $8,000,000, as amended to $10,000,000 pursuant to the Amendment to Secured Promissory Note.

(mm) “Subordinated Pledge Agreement” means that certain Security and Pledge Agreement, dated as of October 14, 2025 (as in effect on the Issuance Date or otherwise amended, restated, supplemented, or modified with the prior written consent of the Holder), among the “Grantors” identified therein, including Dogecoin, and Pubco.

(nn) “Subordinated Note Documents” means the Subordinated Note, the Subordinated Guaranty Agreement, the Subordinated Pledge Agreement and all other agreements, documents and instruments executed from time to time in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time with the prior written consent of the Holder.

(oo) “Subordination Agreement” shall have the meaning set forth in Section (1)(b)(iii) hereof.

(pp) “Subsidiary” shall mean any Person in which the Company, directly or indirectly, (x) owns a majority of the outstanding capital stock or holds a majority of the equity or similar interest of such Person or (y) controls or operates all or substantially all of the business, operations or administration of such Person, and the foregoing are collectively referred to herein as “Subsidiaries.”

(qq) “Trading Day” means a day on which the Common Shares are quoted or traded on a Principal Market on which the Common Shares are then quoted or listed; provided, that in the event that the Common Shares are not listed or quoted, then Trading Day shall mean a Business Day.

(rr) “Transaction Document” means this Note, the Other Notes, the CEF, the Registration Rights Agreement, the Warrants, the Guaranty Agreement, the Pledge Agreement, the Subordination Agreement, each other Security Document, the Subordination and Intercreditor Agreement, any other subordination or intercreditor agreement or provision thereof and any and all other documents, agreements, instruments or other items executed or delivered in connection with this Note or any of the foregoing.

(ss) “Underlying Shares” means the Common Shares issuable upon conversion of this Note or as payment of interest in accordance with the terms hereof.

(tt) “Warrant” shall have the meaning set forth in Section (1)(c) hereof.

(uu) “Warrant Shares” shall have the meaning set forth in the Warrant.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Promissory Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

BRAG HOUSE HOLDINGS, INC.

By:
Name:

HOUSE OF DOGE INC.

By:
Name:
Title:

EXHIBIT A

Form of Global Guaranty Agreement

EXHIBIT B

Form of Pledge Agreement

EXHIBIT C

Form of Subordination Agreement

EXHIBIT D

Form of Warrant

ANNEX A

CONVERSION OF NOTE

This Note shall be convertible into Common Shares, on the terms and conditions set forth in this Annex A.

(a) Conversion Right. Subject to the limitations of paragraph (c) hereof at any time or times on or after the Issuance Date following the occurrence of an Event of Default, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable Common Shares in accordance with paragraph (b) hereof at the Conversion Price (as defined below). The number of Common Shares issuable upon conversion of any Conversion Amount pursuant to paragraph (a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price. The Company shall not issue any fraction of a Common Share upon any conversion. All calculations under this Annex A shall be rounded to the nearest $0.0001. If the issuance would result in the issuance of a fraction of a Common Share, the Company shall round such fraction of a Common Share up to the nearest whole share. The Company shall pay any and all transfer, stamp and similar taxes that may be payable with respect to the issuance and delivery of Common Shares upon conversion of any Conversion Amount.

(b) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into Common Shares on any date (a “Conversion Date”), the Holder shall (A) transmit by email (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit 1 (the “Conversion Notice”) to the Company and (B) if required by paragraph (b)(iii) hereof, surrender the Note to a nationally recognized overnight delivery service for delivery to the Company (or an indemnification undertaking reasonably satisfactory to the Company with respect to this Note in the case of its loss, theft or destruction). On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) if legends are not required to be placed on certificates or the book-entry position of the Common Shares and provided that the Transfer Agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, instruct such transfer agent to credit such aggregate number of Common Shares to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal at Custodian (DWAC) system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer (FAST) Program, issue and deliver to the address as specified in the Conversion Notice, a certificate or book-entry position, registered in the name of the Holder or its designee, for the number of Common Shares to which the Holder shall be entitled which certificates shall not bear any restrictive legends unless required pursuant to rules and regulations of the Commission. If the Note is physically surrendered for conversion and the outstanding Principal of the Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of the Note and at its own expense, issue and deliver to the holder a new Note representing the outstanding Principal not converted. The Person or Persons entitled to receive the Common Shares issuable upon a conversion of the Note shall be treated for all purposes as the record holder or holders of such Common Shares upon the transmission of a Conversion Notice.

(ii) Company’s Failure to Timely Convert. If the Company shall fail, for any reason or for no reason, on or prior to the applicable Share Delivery Date to issue and deliver a certificate to the Holder or credit the Holder’s balance account with DTC for the number of Common Shares to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (a “Conversion Failure”), and if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) Common Shares to deliver in satisfaction of a sale by the Holder of Common Shares issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out of pocket expenses, if any) for the Common Shares so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Shares) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Shares to which the Holder is entitled with respect to such Conversion Notice and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Common Shares multiplied by (B) the Closing Price on the Conversion Date.

(iii) Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of this Note upon physical surrender of this Note. The Holder and the Company shall maintain records showing the Principal and Interest converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon conversion.

(c) Limitations on Conversions.

(i) Beneficial Ownership. The Holder shall not have the right to convert any portion of the Note to the extent that after giving effect to such conversion, the Holder, together with any affiliate thereof, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion. Since the Holder will not be obligated to report to the Company the number of Common Shares it may hold at the time of a conversion hereunder, unless the conversion at issue would result in the issuance of Common Shares in excess of 4.99% of the then outstanding Common Shares without regard to any other shares which may be beneficially owned by the Holder or an affiliate thereof, the Holder shall have the authority and obligation to determine whether the restriction contained in this Section will limit any particular conversion hereunder and to the extent that the Holder determines that the limitation contained in this Annex applies, the determination of which portion of the Principal amount of the Note is convertible shall be the responsibility and obligation of the Holder. If the Holder has delivered a Conversion Notice for a Principal amount of the Note that, without regard to any other shares that the Holder or its affiliates may beneficially own, would result in the issuance in excess of the permitted amount hereunder, the Company shall notify the Holder of this fact and shall honor the conversion for the maximum Principal amount permitted to be converted on such Conversion Date in accordance with paragraph (a) hereof and, any Principal amount tendered for conversion in excess of the permitted amount hereunder shall remain outstanding under this Note. The provisions of this Annex may be waived by a Holder (but only as to itself and not to any other Holder) upon not less than 65 days prior notice to the Company. Other Holders shall be unaffected by any such waiver.

(ii) Principal Market Limitation. Notwithstanding anything in the Note to the contrary, the Company shall not issue any Common Shares upon conversion of the Note, or otherwise, if the issuance of such Common Shares, together with any Common Shares issued in connection the CEF and any other related transactions that may be considered part of the same series of transactions, would exceed the aggregate number Common Shares that the Company may issue in a transaction in compliance with the Company’s obligations under the rules or regulations of The Nasdaq Stock Market LLC (“Nasdaq”) and shall be referred to as the “Exchange Cap,” except that such limitation shall not apply if the Company’s stockholders have approved such issuances on such terms in excess of the Exchange Cap in accordance with the rules and regulations of Nasdaq.

(d) Other Provisions. Section 2(d) of the Note is incorporated in this Annex A mutates mutandis.

(e) As used herein, the following terms have the following meanings:

(i) “Closing Price” means the price per share in the last reported trade of the Common Shares on a Principal Market or on the exchange which the Common Shares are then listed as quoted by Bloomberg.

(ii) “Conversion Amount” means the portion of the Principal, Interest, or other amounts outstanding under this Note to be converted, redeemed or otherwise with respect to which this determination is being made.

(iii) “Conversion Price” means, as of any Conversion Date or other date of determination 95% of the lowest daily VWAP during the five (5) consecutive Trading Days immediately preceding the Conversion Date or other date of determination. The Conversion Price shall be adjusted from time to time pursuant to the other terms and conditions of the Note.

(iv) “VWAP” means, for any Trading Day, the daily volume weighted average price of the Common Shares for such Trading Day on the Principal Market during regular trading hours as reported by Bloomberg L.P.

EXHIBIT 1 TO ANNEX A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to Convert the Note)

TO: BRAG HOUSE HOLDINGS, INC.

Via Email:

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Conversion Amount of Note No. TBH-[1][2] into Common Shares of 1 BRAG HOUSE HOLDINGS, INC., according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Applicable Conversion Price:

Number of Common Shares to be issued:

Please issue the Common Shares in the following name and deliver them to the following account:
Issue to:
Broker DTC Participant Code:
Account Number:

Authorized Signature:
Name:
Title:

[1]	Name to be updated following any name change post-Business Combination.